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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $0.01 per share, of Universal Display Corporation is filed jointly, on behalf of each of them.

         This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against the other parties whose signatures appear hereon, and each of which shall together constitute one and the same instrument. If executed in multiple counterparts, this Agreement shall become binding when any counterpart or counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as the signatories.

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                                    Sherwin I. Seligsohn Irrevocable Indenture
                                    of Trust dated 7/29/93 FBO Scott Seligsohn

Dated:  February 9, 2004                    By:  /s/ Scott Seligsohn
                                                 -------------------
                                                 Scott Seligsohn, Co-Trustee

Dated:  February 7, 2004                    By:  /s/ Lori S. Rubenstein
                                                 ----------------------
                                                 Lori S. Rubenstein, Co-Trustee

Dated:  January 21, 2004                    By:  /s/ Clifford D. Schlesinger
                                                 ---------------------------
                                                 Clifford D. Schlesinger, Co-Trustee

                                    Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Lori S. Rubenstein

Dated:  February 9, 2004                    By:  /s/ Scott Seligsohn
                                                 -------------------
                                                 Scott Seligsohn, Co-Trustee

Dated:  February 7, 2004                    By:  /s/ Lori S. Rubenstein
                                                 ----------------------
                                                 Lori S. Rubenstein, Co-Trustee

Dated:  January 21, 2004                    By:  /s/ Clifford D. Schlesinger
                                                 ---------------------------
                                                 Clifford D. Schlesinger, Co-Trustee

Dated:  February 9, 2004            /s/ Scott Seligsohn
                                    -------------------
                                    Scott Seligsohn

Dated:  February 7, 2004            /s/ Lori S. Rubenstein
                                    ----------------------
                                    Lori S. Rubenstein

Dated:  January 21, 2004            /s/ Clifford D. Schlesinger
                                    ---------------------------
                                    Clifford D. Schlesinger

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